EXHIBIT NO. 10.143.01



                       SPECIAL CONDITIONS



                             between



            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                               and


   DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH



                  Dated as of the Closing Date





                        TABLE OF CONTENTS

                                                        PAGE NOS.


     ARTICLE 1
     Special Conditions and General Conditions; Definitions

     Section 1.1  Special Conditions and General Conditions     1
     Section 1.3  General Definitions                           1

     ARTICLE 2
     The Project and Financial Plan

     Section 2.1  The Project                                    2
     Section 2.2  Financial Plan - Estimated Project Cost.       2

     ARTICLE 3
     Agreement for the DEG Loan

     Section 3.1   The DEG Loan.                                 3
     Section 3.2   Disbursement Procedure.                       3
     Section 3.3   Interest                                      3
     Section 3.4   Fees.                                         3
     Section 3.5   Repayment.                                    4
     Section 3.6   Voluntary Prepayment.                         5
     Section 3.7   Mandatory Prepayment.                         6
     Section 3.8   Prepayment Premium.                           9
     Section 3.9   Additional Interest.                          9
     Section 3.10  Payments in Deutsche Marks.                  10
     Section 3.11  Allocation of Partial Payments               11
     Section 3.12  Suspension or Cancellation of Disbursements
                   by DEG                                       11
     Section 3.13  Termination of Commitment.                   12
     Section 3.14  Cancellation by the Company                  12
     Section 3.15  Funding Costs                                12
     Section 3.16  Maintenance Amount                           12

     ARTICLE 4
     Representations and Warranties

     Section 4.1  Representations and Warranties Contained
                  in General Conditions.                        13
     Section 4.2  Rights and Remedies not Limited               13

     ARTICLE 5
     Conditions of Disbursement

     Section 5.1  Conditions of Initial Disbursement            13
     Section 5.2  Conditions of All Disbursements               13
     Section 5.3  No Waivers                                    14

     ARTICLE 6
     Particular Covenants

     Section 6.1  Particular Covenants.                         14

     ARTICLE  7
     Events of Default

     Section 7.1  Events of Default                             14

     ARTICLE 8
     Miscellaneous

     Section 8.1  Notices                                       14
     Section 8.2  English Language                              14
     Section 8.3  Expenses                                      15
     Section 8.4  Jury Trial                                    15
     Section 8.5  Confidential Information                      15

SCHEDULE 2.2(a)
          FINANCING PLAN                                        17

SCHEDULE 2.2(b)
          PROJECT COSTS                                         18

SCHEDULE 3.2(a)(i)
          FORM OF DEG DISBURSEMENT REQUEST                      20

SCHEDULE 3.2(a)(ii)
          FORM OF DEG LOAN DISBURSEMENT RECEIPT                 23



                       SPECIAL CONDITIONS

     AGREEMENT, dated as of the Closing Date, between BHOTE KOSHI POWER COMPANY PRIVATE LIMITED, a private limited liability company organized and existing under the laws of the Kingdom of Nepal (the "Company") and DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH, a company organized and existing under the laws of the Federal Republic of Germany ("DEG"). (Capitalized terms used herein shall be defined as provided in Section 1.3 hereof).

      WHEREAS, the Company has requested DEG to make a term loan to it on the terms and subject to the conditions set forth in this Agreement, for the purpose of financing a portion of the costs of construction of the Company's proposed run of the river hydroelectric power facility with a rated capacity of 36 MW (nominal net) and a 25 km transmission line, the Upper Bhote Koshi electric power project, in the Sindhupalchok District of Nepal;

      WHEREAS, DEG is willing to make such a term loan to the Company on the terms and subject to the conditions set forth in this Agreement, for the purpose described above;

     NOW THEREFORE, the parties hereto agree as follows:


                           ARTICLE 1

     Special Conditions and General Conditions; Definitions

      Section 1.1 Special Conditions and General Conditions. This document is entitled "DEG Special Conditions." A document entitled "Investment Agreement General Conditions" (the "General Conditions") is appended hereto. Such two documents together constitute the DEG Investment Agreement, dated the date of the Special Conditions between DEG and the Company (collectively, this "Agreement"). If any provision of the General Conditions is inconsistent with a provision of the DEG Special Conditions, the provision of the DEG Special Conditions shall prevail.

     Section 1.2 Principles of Construction. For all purposes of this Agreement, (i) capitalized terms used but not otherwise defined herein shall have the meanings set forth in Schedule A to the General Conditions (as amended or supplemented from time to time) and (ii) the principles of construction set forth in Schedule A to the General Conditions shall apply.
     Section 1.3    General Definitions.

      "DEG Loan" shall have the meaning ascribed to it in Section
3.1 hereof.

      "DEG Loan Interest Rate" shall mean 9.60% per annum; provided, however, that in the event any part of the DEG Loan has been undisbursed and (i) if in accordance with Section 3.5(c) such undisbursed amount reduces the loan repayment schedule by one full payment of principal, the DEG Loan Interest Rate shall at such time be reduced by .05% or (ii) if in accordance with
Section 3.5(c) such undisbursed amount reduces the loan repayment schedule by two or more full payments of principal, the DEG Loan Interest Rate shall at such time be reduced by .1%.

      "Disbursement  Request" shall mean, for  purposes  of  this
Agreement,  a request for a Loan Disbursement, submitted  by  the
Company to DEG, in accordance with the provisions of Section  3.2 hereof.

      "DM" or "Deutsche Marks" shall mean the freely transferable lawful currency of the Federal Republic of Germany, provided that to the extent so required and pursuant to the general principles of currency law, where any amount is outstanding or expressed in Deutsche Marks under this Agreement or the other Loan Documents, such amount so outstanding or so expressed shall be deemed to be so outstanding or so expressed, as the case may be, in units of the Euro at the time when Deutsche Marks are replaced by the Euro pursuant to the applicable regulations of the European Union and/or of the Federal Republic of Germany and DEG has notified the Company at least sixty (60) days in advance that payments shall thereafter be made in units of the Euro.

      "Euro" shall mean the common European currency, as and when such currency is introduced and reorganized by applicable law of the European Union and/or the Federal Republic of Germany as the new European currency.

      "Loan Disbursement" shall mean, for purposes of this Agreement, any disbursement of any portion of the DEG Loan.


                           ARTICLE 2

                 The Project and Financial Plan

      Section 2.1 The Project. The project to be financed is the Facility, the Site, all auxiliary facilities, utilities and the sites thereof, the construction, equipping, placing into operation, and operation of the Facility, and as otherwise described in the Letter of Information.

     Section 2.2    Financial Plan - Estimated Project Cost.

      (a) The proposed sources of financing for the Project are set forth on Schedule 2.2(a) hereof.

      (b) As of the date hereof, the total estimated cost of the Project is set forth on Schedule 2.2(b) hereof.


                           ARTICLE 3

                   Agreement for the DEG Loan

     Section 3.1    The DEG Loan.

      (a) On the terms and subject to the conditions of this Agreement, DEG agrees to lend to the Company the amount of up to Twenty One Million Deutsche Marks (DM21,000,000) (the "DEG
Loan").

      (b) The DEG Loan is not revolving in nature, and any amounts repaid, prepaid or canceled pursuant to the terms of this Agreement may not be re-borrowed.

     Section 3.2    Disbursement Procedure.

      (a) The Company may request Disbursements of the DEG Loan by delivering to DEG, at least ten (10) Business Days prior to the proposed date of Disbursement, a DEG Disbursement Request substantially in the form of Schedule 3.2(a)(i) hereof, and a receipt substantially in the form of Schedule 3.2(a)(ii) hereof.

      (b) DEG shall make Disbursements of the DEG Loan to the credit of the Company into the Offshore Retention Account in accordance with the provisions of the Trust and Retention
Agreement.

      (c)  Each Disbursement of the DEG Loan shall be made in  an aggregate  amount  of  not less than One Million  Deutsche  Marks
(DM1,000,000),  and  there  shall  be  no  more  than  eight  (8)
Disbursements of the DEG Loan.

     (d) Each Disbursement of the DEG Loan will be made on a pro rata basis with a corresponding Disbursement of the IFC Loans, such that the ratio of the amount of each Disbursement of the DEG Loan to the total amount of the DEG Loan shall be equal to the ratio of the amount of each Disbursement of the IFC Loans to the total amount of the IFC Loans.

     Section 3.3 Interest. Subject to Section 3.9 hereof, the Company shall pay interest on the DEG Loan from time to time outstanding in accordance with this Section 3.3. Interest shall accrue from day to day and shall be payable in arrears on the Interest Payment Dates. The Company shall pay interest at the DEG Loan Interest Rate on the full amount of the DEG Loan outstanding from time to time. The interest payable on any Interest Payment Date shall include interest accruing from and including the last Interest Payment Date through the day just preceding the current Interest Payment Date. Interest shall be pro-rated on the basis of a 360-day year and 30 day months in the relevant interest period.

     Section 3.4    Fees.

     (a)  The Company shall pay to DEG in Deutsche Marks:

                     (i)   a  commitment fee at the rate  of  two
               percent (2.0%) per annum on that part of the DEG Loan as shall not, from time to time, have been canceled by DEG or disbursed to the Company, and in accordance with subsection (b) below;

                     (ii) a front-end fee for the DEG Loan of  an
               amount of one percent (1.0%) of the total amount of the DEG Loan, to be paid within thirty (30) days after the date of this Agreement, but in any event prior to the date of the first DEG Loan Disbursement; and

                     (iii)      an  annual loan fee  of  Thirteen
               Thousand One Hundred Twenty-Five Deutsche Marks (DM13,125), to be paid on the first Interest Payment Date and every second Interest Payment Date thereafter.

      (b) The commitment fee specified in subsection (a) (i) above in respect of the DEG Loan commences to accrue on the date this Agreement is executed; and

                     (i)   is pro-rated on the basis of a 360-day
               year for the actual number of days elapsed; and

                     (ii)  is payable by the Company with respect
               to the DEG Loan, semi-annually in arrears, on March 15 and September 15 in each year; the first such payment to be made on March 15, 1998.

     Section 3.5    Repayment.

      (a)  The Company shall repay the DEG Loan on each Principal
Payment Date in accordance with the following loan repayment schedule:

      Date Payment Due         Installment (DM)

 1.   March 15, 2001              562,900.00
 2.   September 15, 2001          562,819.84
 3.   March 15, 2002              627,834.36
 4.   September 15, 2002          627,008.67
 5.   March 15, 2003              672,836.65
 6.   September 15, 2003          705,491.66
 7.   March 15, 2004              739,731.52
 8.   September 15, 2004          766,832.42
 9.   March 15, 2005              817,045.97
 10.  September 15, 2005          844,548.05
 11.  March 15, 2006              897,245.57
 12.  September 15, 2006          930,012.06
 13.  March 15, 2007              985,441.21
 14.  September 15, 2007        1,017,991.50
 15.  March 15, 2008            1,079,408.96
 16.  September 15, 2008        1,131,796.27
 17.  March 15, 2009            1,186,726.12
 18.  September 15, 2009        1,242,496.74
 19.  March 15, 2010            1,306,118.22
 20.  September 15, 2010        1,365,723.62
 21.  March 15, 2011            1,435,079.12
 22.  September 15, 2011        1,494,911.47

 TOTAL                         21,000,000.00



      (b) The dates for payment of principal of the DEG Loan are intended to coincide with the relevant Interest Payment Dates.

      (c) If any part of the DEG Loan has been undisbursed on September 30, 2000 or any part of the DEG Loan has been prepaid, such undisbursed or prepaid parts of the DEG Loan shall be set-off against the repayment installments in inverse order of maturity to reduce the term of the DEG Loan. DEG shall (i) recalculate the amortization schedules set out in subsection (a) above accordingly and deliver the same to the Company, and (ii) upon delivery to the Company of the properly recalculated amortization schedules, this Agreement will be deemed to have been amended to substitute such recalculated amortization schedules for subsection (a) above.

     Section 3.6    Voluntary Prepayment.

      (a) The Company may, on any Interest Payment Date, prepay all or any part of the DEG Loan then outstanding, on not less than thirty (30) days' written notice to DEG, but only if:

                     (i)   the  Company simultaneously  pays  the
               prepayment premium specified in Section 3.8 hereof in respect of any outstanding balance of the DEG Loan, with respect to the portion of the DEG Loan so prepaid;

                     (ii) the Company simultaneously pays (x) all
               accrued interest on the amount of the DEG Loan to be prepaid, and (y) all other amounts then payable under this Agreement;

                     (iii)      for  a  partial prepayment,  such
               prepayment is in an aggregate amount of not less than One Million Deutsche Marks (DM1,000,000);

                     (iv) the Company simultaneously prepays, pro
               rata, the outstanding principal amount of the IFC Loans (or portion thereof, as applicable), together with all accrued interest on the principal amounts of the Loans (or portions thereof, as applicable), the Maintenance Amount (if any) on the Loans (or portions thereof, as applicable) and all other amounts then due hereunder or under any of the other Loan Documents; and

                    (v) if DEG so requires, the Company delivers to DEG, prior to the date of prepayment, evidence satisfactory to DEG that all Governmental Approvals necessary in respect of the prepayment have been obtained or an opinion of counsel, in form and substance reasonably satisfactory to DEG, that none are required.

      (b)   Amounts  prepaid under this Section and  Section  3.7
shall be applied by DEG to all respective outstanding repayment installments of the DEG Loan in inverse order of maturity.

     (c)  Upon delivery of a notice in accordance with subsection
(a) above, the Company shall make the prepayment in accordance with the terms of that notice.

      (d) The Company may not request Disbursement of amounts prepaid under this Agreement.

     Section 3.7    Mandatory Prepayment.

      (a) On the Purchase Date, all Obligations owing to DEG relating to the DEG Loan hereunder and under the Loan Documents shall become immediately due and payable without any action on the part of DEG, and the Company shall pay to DEG an amount equal to all such Obligations due and owing to DEG, including, without duplication, all accrued interest on the principal amount of the DEG Loan to be prepaid and all other amounts then due to DEG hereunder.

      (b) The Company shall prepay, pro rata, the outstanding principal amount of the DEG Loan (or portion thereof, as applicable) upon the prepayment by the Company of any of the other Loans (or portions thereof, as applicable), together with all accrued interest on the principal amount of the DEG Loan (or portion thereof, as applicable), the Maintenance Amount (if any) on the DEG Loan (or portion thereof, as applicable) and all other amounts then due hereunder or under any of the other Loan Documents.

     (c)  Insurance Proceeds shall be applied as follows:

                     (i)  All Insurance Proceeds relative to  any
               single loss in excess of seven hundred fifty thousand Dollars ($750,000) shall be paid by the respective insurers directly to the Trustee. All Insurance Proceeds relative to a single recovery of seven hundred fifty thousand Dollars ($750,000) or less shall be paid directly to the Company. If any Insurance Proceeds relative to any single loss in excess of seven hundred fifty thousand Dollars ($750,000), or, during the occurrence and continuation of an Event of Default, relative to any loss are paid to the Company, such Insurance Proceeds shall be received only in trust for the Lenders, shall be segregated from other funds of the Company, and shall be promptly paid over to the Trustee in the same form as received (with any necessary endorsement) for deposit in the Insurance Proceeds Sub-Account. If any Insurance Proceeds are paid to DEG, DEG shall promptly pay over such Insurance Proceeds to the Trustee for deposit in the Insurance Proceeds Sub-Account.

                               (A)   If  there does not exist  an
                    Event of Default, Insurance Proceeds relative to a single loss of seven hundred fifty thousand Dollars ($750,000) or less shall be applied by the Company to pay the necessary costs of repair, restoration or replacement of the Project (in each case, to the extent such Insurance Proceeds were paid in respect of physical loss or damage thereto). After applying such amount, any excess Insurance Proceeds shall be delivered to the Trustee for deposit in the Revenue Sub-Account.

                               (B)   If  there does not exist  an
                    Event of Default and if there shall occur damage, destruction or casualty with respect to which Insurance Proceeds in excess of seven hundred fifty thousand Dollars ($750,000) but less than five million Dollars ($5,000,000) are payable, and if (I) the Company promptly (and, in any event, within 30 days after the occurrence of such damage, destruction or casualty) gives written notice to DEG that the Company wishes to repair, restore or replace the Project to the condition that it was in immediately prior to such damage, destruction or casualty, (II) the Insurance Proceeds received by the Company or the Trustee together with funds otherwise available to the Company, will be sufficient to cover all costs and expenses necessary to repair, restore or replace the Project and to cover the Operating and Maintenance Costs and the Debt Service payable by the Company during the period necessary to repair, restore or replace the Project, (III) the repair, restoration or replacement of the Project is technically and economically feasible, (IV) after giving effect to any proposed repair, restoration or replacement, no Default or Event of Default or a default under any Principal Document shall exist, (V) DEG shall receive an opinion of counsel in form and substance reasonably satisfactory to DEG or other evidence satisfactory to DEG that neither any applicable Governmental Approval nor any Principal Document (other than Non-Material Agreements) will terminate during the period necessary to repair, restore or replace the Project and no applicable Governmental Approval, or amendment to this Agreement or the Security Documents or any other instrument, is necessary for the purpose of subjecting the repair, restoration or replacement to the Liens of the Security Documents except such, if any, as shall have been delivered to DEG, and (VI) DEG shall have received from the Company and the Independent Engineer such certificates or other evidence as DEG may reasonably require regarding the foregoing matters, then DEG shall direct the Trustee in a written notice to deliver the Insurance Proceeds received in connection with the damage, destruction or casualty to the Project to the Company and the Company shall apply such Insurance Proceeds to pay for the necessary costs of repair, restoration or replacement of the
                    Project and to pay for Operating and Maintenance Costs and Debt Service when due. After making such payments to the Company, any excess Insurance Proceeds shall be deposited in the Revenue Sub-Account.

                    (ii) If there shall occur damage, destruction
               or casualty with respect to which Insurance Proceeds in excess of five million Dollars ($5,000,000) are payable, DEG may, after consulting with the Company during the 30-day period following such damage, destruction or casualty, choose to apply the Insurance Proceeds to prepay a principal amount of the DEG Loan at the time outstanding, pro rata with prepayment of the IFC Loans, together with interest accrued thereon or fees accrued in connection therewith to the prepayment date. In addition, if Insurance Proceeds have been paid pursuant to clause
               (b)(i)(B) above and the Company (I) has not notified DEG promptly that it wishes to repair, restore or replace the Project or (II) has not otherwise complied with the provisions of clause (b)(i) above relative to the repair, restoration or replacement of the Project, DEG may choose to apply the Insurance Proceeds to prepay the DEG Loan, pro rata with prepayment of the IFC Loans, together with accrued interest.

                       (iii)       Amounts   paid   under    this
               subsection (c) shall be applied by DEG to all respective outstanding repayment installments of the DEG Loan in inverse order of maturity.

      (d) Upon the occurrence of a Capacity Shortfall, the Company shall pay, or cause to be paid, to DEG the Performance Liquidated Damages paid by the EPC Contractor under the EPC Contract with respect to such Capacity Shortfall to prepay a principal amount of the DEG Loan equal to (i) the principal amount outstanding under the DEG Loan, multiplied by (ii) the Capacity Shortfall Percentage and shall pay, or cause to be paid, to IFC the Performance Liquidated Damages paid by the EPC Contractor under the EPC Contract with respect to such Capacity Shortfall to prepay a principal amount of the IFC Loans equal to
(i) the principal amount outstanding under the IFC Loans, multiplied by (ii) the Capacity Shortfall Percentage. Such prepayment  of  the  DEG  Loan shall be applied  as  provided  in
Section 3.6(b) hereof. To the extent there are excess Performance Liquidated Damages which have been paid by the EPC Contractor and are remaining after the above-referenced prepayment to DEG and IFC, such excess shall be applied to repay equity in an amount equal to (x) the Dollar amount which has then been paid in to the Company for the purchase of Shares, multiplied by (y) the Capacity Shortfall Percentage. Such amount shall be divided pro rata among all shareholders of the Company. After such application, any remaining Performance Liquidated Damages shall be transferred to the Revenue Sub-Account and applied in accordance with the Trust and Retention Agreement.

      (e) The Company shall prepay the outstanding principal amount of the DEG Loan upon the occurrence of the Event of Default described in Section 7.1(k) of the General Conditions, together with accrued interest on the principal amount of the DEG Loan to be prepaid and all other amounts then due to DEG hereunder.

      (f) The Company shall pay the prepayment premium as specified in Section 3.8 hereof in connection with any mandatory prepayments pursuant to Sections 3.7(a) (but only if and to the extent that there remains any proceeds of the Purchase Price paid by HMGN and received by the Company after (i) the aggregate amount of all Obligations owing to DEG have been paid in full and
(ii) the shareholders of the Company at such time have recovered the aggregate amount of their total paid in equity of the Company to the extent provided in Section 6.3 of the Project Agreement), and Section 3.7(e) hereof.

      Section 3.8 Prepayment Premium. On the date of any prepayment of the DEG Loan in accordance with Section 3.6, 3.7(a), 3.7(b) or 3.7(e) hereof, the Company shall pay a premium of an amount in Deutsche Marks equal to the difference between the Net Present Value of the Anticipated Income Stream and the Net Present Value of the Available Income Stream or in the case of a partial prepayment, the same proportion of such difference as the proportion which the amount of the DEG Loan to be prepaid bears to the amount of the DEG Loan then outstanding, all as more particularly described below.

     For the purposes of this subsection (a), "Anticipated Income Stream" means the aggregate interest payments which would have been due on the DEG Loan at the DEG Loan Interest Rate for the period from the prepayment date until the final scheduled maturity date assuming that no prepayment had taken place and further assuming that the DEG Loan repayment schedule set forth in Section 3.5 hereof had been adhered to and that all payments had been made on their due dates.

      For the purposes of this subsection (a), "Available Income Stream" means the interest payments which would have been due on the DEG Loan at a rate per annum equal to the Fixed Rate Swap Equivalent for the period from the prepayment date until the final scheduled maturity date assuming that no prepayment had taken place and further assuming that the DEG Loan repayment schedule set forth in Section 3.5 hereof had been adhered to and that all payments had been made on their due dates.

      For the purposes of this subsection (a), the "Net Present Value" means the value of the relevant Income Stream discounted (with stops on the same dates as would have been Interest Payment Dates) back to the prepayment date from each of the relevant Interest Payment Dates at a discount rate equal to the Fixed Rate Swap Equivalent.

      The determination by DEG of the prepayment premium under this Section 3.8 shall be final and conclusive unless the Company shows, to the satisfaction of DEG, that such determination involved clerical error.

     Section 3.9    Additional Interest.

      (a) Without limiting the remedies available to DEG under this Agreement or otherwise and to the maximum extent permitted by applicable law, if the Company fails to make any payment of principal or interest (including interest payable pursuant to this Section) or any other payment on or before its due date as specified in this Agreement (whether at stated maturity or upon prematuring by acceleration or otherwise) or, if not so specified, as notified by DEG to the Company, the Company shall pay in Deutsche Marks, by way of liquidated damages, in respect of the amount of any DEG Loan payment due and unpaid, interest at the DEG Loan Interest Rate plus two percent (2.0%) per annum from the date any such payment became due. Such interest is payable on demand, or if not demanded, on each Interest Payment Date after such failure.

     (b) The obligation of the Company to pay liquidated damages as provided in paragraph (a) above shall be without prejudice to its obligation to pay principal and interest in accordance with Sections 3.5 and 3.3 hereof and any other amounts payable under this Agreement.

     Section 3.10   Payments in Deutsche Marks.

      (a) The Company shall make all payments of principal, interest, fees, and any other payment due to DEG under this Agreement in Deutsche Marks, no later than 9:00 a.m., Central European Time, on the date when due, in immediately available funds, at Westdeutsche Landesbank Koeln, account number 40 60 66, bank code 370 500 00, or at such other bank as DEG from time to time designates to the Company and the Trustee.

      (b) If any date for payment under this Agreement shall not be a Business Day, then such payment shall be made on or by the next succeeding Business Day unless, in the case of payments of principal or interest, that next succeeding Business Day falls in a different calendar month, in which case that payment shall be made on the immediately preceding Business Day. Interest, fees, including, without limitation, commitment fees, and charges (if any) shall continue to accrue for the period from the due date which is not a Business Day to that next succeeding Business Day, unless that next succeeding Business Day falls in a different calendar month, in which case such amounts shall accrue to and be payable on the immediately preceding Business Day.

      (c) The tender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than Deutsche Marks does not novate, discharge or satisfy the obligation of the Company to pay in Deutsche Marks all amounts payable under this Agreement except to the extent DEG actually receives Deutsche Marks in its account at Westdeutsche Landesbank Koeln, account number 40 60 66, bank code 370 500 00, or at such other bank as DEG from time to time designates to the Company and the Trustee.

      (d) If a currency other than Deutsche Marks is tendered or paid (or recovered under any judgment) and the amount DEG receives at its account at Westdeutsche Landesbank Koeln, account number 40 60 66, bank code 370 500 00, or at such other bank as DEG from time to time designates to the Company and the Trustee, upon conversion at the then-market rate of exchange, falls short of the full amount of Deutsche Marks owed to DEG, then the Company shall continue to owe DEG, as a separate obligation, the amount of the shortfall (regardless of any judgment for any other amounts due under this Agreement).

      (e) Notwithstanding subsections (a) through (d) above, DEG may require the Company to pay (or reimburse DEG) in any currency other than Deutsche Marks for:

                     (i)   any  taxes  and other amounts  payable
               under the provisions of this Agreement; and

                     (ii)  any  fees, costs and expenses  payable
               under Section 8.3 hereof and Section 8.1 of the General Conditions;

to the extent those taxes, amounts, fees, costs, and expenses are payable in that other currency.

      Section 3.11 Allocation of Partial Payments. If DEG at any time receives less than the full amount then due and payable to it under this Agreement, DEG may allocate and apply such payment in any way or manner and for such purpose or purposes under this Agreement as DEG in its sole discretion determines, notwithstanding any instruction that the Company may give to the contrary.

      Section 3.12 Suspension or Cancellation of Disbursements by DEG.

      (a) DEG may, by notice to the Company, suspend or cancel the right of the Company to Disbursements of the DEG Loan, in whole or in part:

                     (i)   if the first Disbursement has not been
               made by June 1, 1998, or such other date as the parties agree;

                    (ii) if any Event of Default or Default shall
               have occurred and be continuing, or if an expropriation, condemnation, requisition, confiscation, seizure or nationalization of all or any substantial part of the Project or other assets of the Company or of its share capital or the dissolution or disestablishment of the Company or other action that would prevent the Company or its officers from carrying on all or a substantial part of the Company's business or operations shall, in the reasonable opinion of DEG, be imminent;

                     (iii)      if, at any time in the reasonable
               opinion of DEG, there shall exist any situation which indicates that performance by the Company of any of its obligations under this Agreement cannot be expected;

                     (iv) if the IFC Loans have been suspended or
               cancelled; or

                    (v)  on or after September 30, 2000;

and in the event of any such cancellation, the Company shall pay to DEG the prepayment premium specified in Section 3.8 hereof in respect of any undisbursed portion of the DEG Loan, all fees payable under Section 3.4 hereof, all breakage or similar costs, expenses, or losses arising out of such cancellation, and all other amounts then due and payable under this Agreement.

      (b) Upon the giving of any such notice, the right of the Company to receive, and the obligation of DEG to disburse, the undisbursed part of the DEG Loan shall be suspended or canceled, as the case may be. The exercise by DEG of its right of suspension does not preclude DEG from exercising its right of cancellation, either for the same or any other reason. A suspension does not limit any other provision of this Agreement.

     Section 3.13   Termination of Commitment.  The commitment of
DEG to make any Disbursement of the DEG Loan hereunder shall automatically terminate in accordance with the provisions of
Article 7 of the General Conditions.

      Section 3.14 Cancellation by the Company. The Company may, by notice to DEG, irrevocably request DEG to cancel the undisbursed portion of the DEG Loan on the date specified in such request (which shall be an Interest Payment Date no earlier than thirty (30) Business Days after the date of the request). If DEG is reasonably satisfied that the Company has sufficient long-term funding available, on terms satisfactory to DEG, to satisfy the Financial Plan, and provided that DEG receives the prepayment premium specified in Section 3.8 hereof in respect of any undisbursed portion of the DEG Loan, all fees payable under
Section 3.4 hereof, all breakage or similar costs, expenses or losses arising out of such cancellation, and all other amounts then due and payable under this Agreement, then DEG shall cancel the entire undisbursed portion of the DEG Loan effective as of that Interest Payment Date.

     Section 3.15   Funding Costs.

     (a)  If the Company:

                     (i)   fails to pay any amount due under this
               Agreement on its due date, or to borrow in accordance with a DEG Disbursement Request or to prepay in accordance with a notice of prepayment; or

                     (ii)  prepays all or any portion of the  DEG
               Loan  on  a  date  other than an Interest  Payment
               Date;

and as a result DEG incurs any cost, expense or loss, then the Company shall immediately pay to DEG the amount which DEG from time to time notifies to the Company as being the aggregate of those costs, expenses and losses incurred.

      (b) For the purposes of this Section 3.15 and Section 3.14 hereof, "cost, expense or loss" include any interest paid or payable  to  carry any unpaid amount and any premium, penalty  or expense incurred to liquidate or obtain third party deposits or borrowings in order to make, maintain or fund all or any part of the DEG Loan (but in the case of a late payment, after taking into account any additional interest received under Section 3.9 hereof).

     Section 3.16 Maintenance Amount. On each Interest Payment Date, the Company shall pay, in addition to interest, the amount which DEG from time to time notifies to the Company in a Maintenance Amount Certification as being the aggregate
Maintenance Amount of DEG accrued and unpaid prior to that Interest Payment Date.


                           ARTICLE 4

                 Representations and Warranties

      Section 4.1    Representations and Warranties Contained  in
General Conditions.

     (a) The Company confirms the representations and warranties set forth in Article 4 of the General Conditions as if made as of the date hereof, which representations and warranties are incorporated by reference herein as if fully set forth herein.

      (b) The Company warrants to DEG that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading in any material respect. The representations referred to in Section 4.1 hereof shall survive the execution and delivery of this Agreement and any Disbursement of the DEG Loan.

      Section  4.2     Rights and Remedies  not  Limited.   DEG's
rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Company are not prejudiced:

      (a) by any investigation by or on behalf of DEG into the affairs of the Company;

      (b) by the execution or the performance of this Agreement or any other Principal Document; or

      (c) by any other act or thing which may be done by or on behalf of DEG in connection with this Agreement or any other
Principal Document and which might, apart from this Section, prejudice such rights or remedies.


                           ARTICLE 5

                   Conditions of Disbursement

      Section 5.1 Conditions of Initial Disbursement. The obligation of DEG to make the initial Disbursement of the DEG Loan shall be subject to the fulfillment, in a manner satisfactory to DEG, prior to or concurrently with the making of such initial Disbursement of the DEG Loan, of the conditions set forth in Section 3.1 of the General Conditions.

       Section 5.2 Conditions of All Disbursements. The obligation of DEG to make any Disbursement hereunder shall also be subject to the fulfillment, in a manner satisfactory to DEG, prior to or concurrently with the making of such Disbursement of the conditions set forth in Sections 3.2, 3.3, 3.4 and 3.5 of the General Conditions. The obligation of DEG to make any Disburse ments of the DEG Loan shall also be subject to (i) compliance by the Sponsor Shareholders with their obligations described in
Section 2.1 of the Subscription Agreements, and (ii) the subscription and payment (in an amount which is pro rata to the corresponding Disbursement of the DEG Loan) by IFC for the IFC Shares as provided for under Article 4 of the IFC Special Conditions.

     Section 5.3    No Waivers.

      (a) The rights and remedies of DEG in relation to any misrepresentations or breach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of DEG into the affairs of the Company, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of DEG in connection with this Agreement and which might, apart from this Section 5.3(a), prejudice such rights or remedies.

      (b) No course of dealing or waiver by DEG in connection with any condition of Disbursement under this Agreement shall impair any right, power or remedy of DEG with respect to any other condition of Disbursement, or be construed to be a waiver thereof; nor shall the action of DEG in respect of any Disbursement affect or impair any right, power or remedy of DEG in respect of any other Disbursement.

      (c) Unless otherwise notified to the Company by DEG and without prejudice to the generality of paragraph (a) above, the right of DEG to require compliance with any condition under this Agreement which may be waived by DEG in respect of any Disbursement is expressly preserved for the purposes of any subse quent Disbursement.


                           ARTICLE 6

                      Particular Covenants

      Section  6.1     Particular Covenants.  The  Company  shall
observe and perform the covenants set forth in Articles 5  and  6 of the General Conditions hereof.


                           ARTICLE  7

                       Events of Default

      Section  7.1    Events of Default.  If one or more  of  the
Events of Default specified in Article 7 of the General Conditions hereof shall have occurred and be continuing, DEG shall have the rights and remedies set forth in said Article 7 and the other Principal Documents, all of which rights and remedies are incorporated by reference herein, and all other rights and remedies which may be available at law or in equity.


                           ARTICLE 8

                         Miscellaneous

      Section  8.1     Notices.   Any notice,  request  or  other
communication to be given or made under this Agreement shall be in writing and shall be given or made in the manner set forth in the General Conditions hereof.

      Section  8.2     English Language.   All  documents  to  be
furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English satisfactory to DEG certified by an authorized representative of the Company, which translation shall be the governing version between the Company and DEG.

      Section 8.3 Expenses. If any amount owing to DEG under this Agreement shall be collected through any process of law or shall be placed in the hands of attorneys for collection, the Company shall pay (in addition to all monies then due in respect of the DEG Loan or otherwise payable under this Agreement), professional consultant and attorneys' and other fees and expenses incurred in respect of such collection.

      Section 8.4 Jury Trial. The Company hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or any Principal Document or the transactions contemplated hereby or thereby, brought against DEG in any forum in which DEG is not entitled to immunity from a trial by jury.

     Section 8.5    Confidential Information.

      (a)   DEG  may  disclose to any person for the  purpose  of
exercising any power, remedy, right, authority, or discretion under this Agreement or any other Principal Document in connection with a Default or Event of Default, any documents or records of, or information about, any Principal Document, or the assets, business or affairs of the Company.

       (b) The Company acknowledges and agrees that, notwithstanding the terms of any other agreement between the Company and DEG, a disclosure of information by DEG in the circumstances contemplated by this subsection does not violate any duty owed to the Company or agreement between DEG and the Company.
      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.


                    BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                    By:  ____________________________________
                         Authorized Representative



                    DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH


                    By:  ______________________________________
                         Authorized Representative


                        SCHEDULE 2.2(a)

                         FINANCING PLAN

Equity                        US$$

IFC                           $ 2,949,500
Sponsors' Equity              $26,545,500

               Total Equity   $29,495,000


Loans                              US$$                DM

IFC A Loan                      $21,000,000
IFC B Loan                      $36,000,000
DEG Loan                                           DM21,000,000

  Total Loans                   $57,000,000        DM21,000,000


  Total Financing               $98,245,000 1/



              SCHEDULE 2.2(b)

               PROJECT COSTS*
                                                    Amount (US$)
EPC Plant and T-Line                                 $46,340,000
EPC Miscellaneous Change Orders                          600,000
Taxes & Duties                                           411,000
Land and Access Road                                     650,000
Preliminary Investigation                              2,438,000
Engineering - Harza                                    5,290,000
Spare Parts and Start-up Testing                       1,000,000
Development Costs                                      2,963,000
Construction Management & Supervision Costs            2,653,000
Legal Fees                                             3,026,800
Insurance Premiums                                     1,558,000
GLOF Survey/Warning System                               600,000
Environ. Mitigation and Community                        550,000
Development
Engineering/Consulting (Lenders)                         545,000
O&M/Training Costs during Construction                   450,000
Contingency                                           12,228,476
Working Capital                                        1,500,000
Commitment Fee                                           671,478
Financing Fees                                         2,437,000
Interest During Construction, net                      7,033,246
Debt Service Reserve                                   5,300,000
     TOTAL PROJECT COSTS                             $98,245,000




* Project costs shall not include any termination or similar fees in connection with any financing or contemplated financing for the Project from sources other than the Lenders.


                       SCHEDULE 3.2(a)(i)

                FORM OF DEG DISBURSEMENT REQUEST



                      [COMPANY LETTERHEAD]

[Date]

DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH
Belvederestrasse 40
D-50933
Koeln (Mungersdorf)
Federal Republic of Germany


Ladies and Gentlemen:

                                   Investment No.
           Request for Loan Disbursement No. [    ]*

1.    Please  refer to the Special Conditions (the  "DEG  Special
Conditions") between Bhote Koshi Power Company Private Limited (the "Company") and DEG - Deutsche Investitions-und Entwicklungsgesellschaft mbH ("DEG") and General Conditions dated
as  of  the Closing Date                       among the Company,
DEG and International Finance Corporation. Terms defined in the DEG Investment Agreement and in the General Conditions have their defined meanings whenever used in this request.

2. The Company irrevocably requests the disbursement on ________, 19 (or as soon as practicable thereafter) of the amount of _______________________________ (DM__________) under the DEG Loan. You are requested to pay such amount to the credit of the Offshore Retention Account in accordance with the Trust and Retention Agreement.

3. DEG has heretofore disbursed the sum of __________________ Deutsche Marks (DM__________) under the DEG Loan pursuant to the DEG Special Conditions. Following the Disbursement of the amount requested hereby, there will remain undisbursed _________________ Deutsche Marks (DM__________) under the DEG Loan.

4. Attached hereto are (i) a signed but undated receipt** for the amount hereby requested to be disbursed and the Company hereby authorizes DEG to date such receipt as of the date of actual disbursement by DEG of the funds hereby requested to be disbursed and (ii) a copy of the report referred to in
Section 3.5(b) of the General Conditions and the certification referred to in Section 3.1(x) of the General Conditions.

5. For the purpose of Article 6 of the DEG Special Conditions and Article 3 of the General Conditions, the Company hereby certifies the following:

          (a) on the date hereof, (1) all representations and warranties contained in the General Conditions (other than the representations made pursuant to
          Section 4.1(e)(ii) of the General Conditions) and in the other Loan Documents to which the Company is a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof except where expressed to be made on a specified date,
          (2)  the representations and warranties referred to  in
          Section 4.1(e)(ii) of the General Conditions are true and correct in all material respects in the manner and on the basis as contemplated by the said
          Section 4.1(e)(ii), in each case, both immediately before and after giving effect to the disbursement requested hereby, and (3) except as fully reflected in the financial statements delivered to date pursuant to Sections 5.1(a) and (b) of the General Conditions, there are as of the date of such financial statements, no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could constitute a Material Adverse Change;

      (b) no Event of Default or Default has occurred and is continuing;

          (c)   since  the  date  of the DEG  Special  Conditions
          nothing has occurred which is reasonably likely to materially and adversely affect the carrying out of the Project or the Company's ability to fulfill any material obligation under the DEG Investment Agreement;

          (d) no Force Majeure Event has occurred and is continuing;

          (e) the proceeds of the requested disbursement are promptly needed by the Company to pay Project Costs;

          (f) since the date of the DEG Special Conditions, the Company has not incurred any material loss or liability (except such liabilities as may be incurred by the Company in accordance with Section 6.5 of the General Conditions of the DEG Investment Agreement); and

          (g)   the  Company  has the authority  to  request  the
          amount requested to be disbursed and the amount requested to be disbursed is within the Company's available borrowing power. The Company shall not be in violation of (A) its Charter Documents, (B) any covenant or agreement contained in any document to which the Company is a party, or (C) any law, rule or regulation, directly or indirectly, limiting or otherwise restricting the Company's borrowing power or authority or its ability to borrow.

      The above certifications are effective as of the date of this DEG Special Conditions and will continue to be effective as of the date of the disbursement hereby requested. If any of these certifications is no longer valid as of or prior to the date of disbursement hereby requested, the Company will immediately notify DEG and will repay the amount disbursed upon demand by DEG if disbursement is made prior to the receipt of such notice.

                         Yours truly,


                         BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                         By: ___________________________________
                              Authorized Representative




                      SCHEDULE 3.2(a)(ii)

             FORM OF DEG LOAN DISBURSEMENT RECEIPT



                      [COMPANY LETTERHEAD]

[Date]

DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH
Belvederestrasse 40
D-50933
Koeln (Mungersdorf)
Federal Republic of Germany


Attention:

Ladies and Gentlemen:

                     Investment No.
            Disbursement Receipt No. [    ]* (Loan)

       We, Bhote Koshi Power Company Private Limited (the "Company"), hereby acknowledge receipt on the date hereof, of the
sum  of                ,  disbursed  to  us  by  DEG  -  Deutsche
Investitions-und Entwicklungsgesellschaft mbH ("DEG") under the DEG Loan, consisting of the sum of ______________________ Deutsche Marks (DM________________) under the DEG Loan, provided
for  in  the  DEG Investment Agreement dated              ,  1997
between the Company and DEG.

                              Yours truly,

                              BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                              By:  ______________________________
                                   Authorized Representative**

_______________________________
1/   For purposes of this Schedule 2.2(a), an exchange rate of DM
     1.7872 = $1 has been assumed.

     *  Each to be numbered in series.

     **  See Schedule 3.2(a)(ii) for form of receipt.

     *   Each to be numbered in series.

     ** As named in the Company's Certificate of Incumbency and Authority (see Schedule 3.1(i) to the General Conditions of the
Investment Agreement).